ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) is made the 27th day of October, 2010 by and among Frederick’s of Hollywood Group Inc. (“Seller”) and Dolce Vita Intimates LLC (“Purchaser”), and Graubard Miller (“Escrow Agent”).  Each of Seller, Purchaser and Escrow Agent is sometimes referred to herein as an “Escrow Party.”

WITNESSETH

WHEREAS, Purchaser has purchased substantially all of the operating assets and assumed certain specific liabilities associated with Seller’s Business  pursuant to that certain Asset Purchase Agreement, dated the date hereof (the “Asset Purchase Agreement”);

WHEREAS, Purchaser has deposited the sum of $250,000.00 of the Purchase Price with Escrow Agent, to be held in escrow and distributed in accordance with the provisions of this Agreement;

WHEREAS, capitalized terms used herein, unless otherwise defined herein, have the meanings ascribed to them in the Asset Purchase Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

1.           Appointment of Escrow Agent; Receipt of Escrow Funds.  Purchaser and Seller hereby appoint Graubard Miller as Escrow Agent, and Graubard Miller agrees to serve as Escrow Agent, hereunder.  Escrow Agent hereby acknowledges the receipt from Purchaser of a wire transfer in the amount of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00), which constitute the “Escrow Funds,”  made in accordance with the following instructions:

Bank:	Deutche Bank for the Americas
Address:	280 Park Avenue New York, New York 10017 Attention: Daphne Cales

For Credit To:	Graubard Miller Attorney Trust Account

2.           Investment of Escrow Funds.  The Escrow Funds shall be invested by Escrow Agent in an interest bearing account in Deutsche Bank for the Americas, New York, New York.

3.           Disbursement of Escrow Funds.  Escrow Agent shall hold, disburse and pay over the Escrow Funds less the Expenses plus the Interest (each as hereinafter defined) (“Total Escrow”) to Purchaser, a Purchaser Indemnitee or Seller as follows:

(a)           If Purchaser claims that it is entitled to an adjustment to the Purchase Price pursuant to Section 2.9 of the Asset Purchase Agreement (an “Adjustment”) or a Purchaser Indemnitee has or claims to have incurred or suffered any Losses for which it is or may be entitled to indemnification under Section 7.1(a) of the Asset Purchase Agreement, Purchaser or such Purchaser Indemnitee, as the case may be, may, promptly after the incurrence of such Adjustment or Loss, but in no event later than January 10, 2011, deliver to Seller and, if Seller is not the Indemnifying Party, the Indemnifying Party and Escrow Agent a Certificate.  Each Certificate shall state, as appropriate, that Purchaser is entitled to an Adjustment or that the Purchaser Indemnitee has paid or anticipates it will incur Losses for which such Purchaser Indemnitee is entitled to indemnification pursuant to the Asset Purchase Agreement, and specify in reasonable detail (and have annexed thereto all supporting documentation) each individual item of Adjustment or Loss included in the amount so stated and in the case of a Loss, the date such item was paid or accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Purchaser Indemnitee claims to be entitled thereunder.

(b)         In the event that Seller shall object to the Adjustment or the amount thereof or the Indemnifying Party shall object to the indemnification of Purchaser Indemnitee in respect of any claim or claims specified in any Certificate, Seller or the Indemnifying Party shall, within forty-five (45) days after receipt by it of such Certificate, deliver to Purchaser or Purchaser Indemnitee and Escrow Agent a notice of objection to such effect, specifying in reasonable detail the basis for such objection, and Seller or the Indemnifying Party, on the one hand, and Purchaser or the Purchaser Indemnitee, on the other hand, shall, within the sixty (60) day period beginning on the date of receipt by Seller or the Indemnified Party of such objection, attempt to agree upon the rights of the respective parties with respect to each of such claims to which Seller or the Indemnifying Party shall have so objected. If Seller or the Indemnifying Party or Purchaser or the Purchaser Indemnitee shall reach agreement on their respective rights with respect to any of such claims, they shall promptly prepare and sign a memorandum setting forth such agreement and shall deliver a copy of such memorandum to Escrow Agent. Should such parties be unable to agree as to any particular item or items or amount or amounts within such time period, then the they shall submit such dispute to a court of competent jurisdiction as set forth in Section 8.9 of the Asset Purchase Agreement.

(c)           Claims for an Adjustment or Losses specified in any Certificate to which Seller or the Indemnifying Party shall not object in writing within forty-five (45) days of receipt of such Certificate, claims for an Adjustment or Losses covered by a memorandum of agreement of the nature described in Section 3(b) hereunder, and claims for an Adjustment or Losses the validity and amount of which have been the subject of judicial determination as described in Section 3(b) hereunder or that have been settled with the consent of the Indemnifying Party as described in Section 7.3 of the Asset Purchase Agreement, are hereinafter referred to, collectively, as “Agreed Claims.”  Within ten (10) Business Days after receipt by Escrow Agent of a notice from the Escrow Parties of the determination of the amount of any Agreed Claim pursuant to which the Purchaser or a Purchaser Indemnitee is entitled to payment, Escrow Agent shall pay to the Purchaser or Purchaser Indemnitee an amount equal to the Agreed Claim.

(d)           On January 11, 2011, Escrow Agent shall distribute to Seller the Total Escrow less the sum of (i) any payments of Agreed Claims for which it has received notice prior thereto and (ii) an amount equal to all claims for Adjustments and Losses with respect to which it has received notice on or before January 10, 2011 and have not been resolved (“Open Claims”).  Upon the resolution of an Open Claim and receipt by Escrow Agent of notice thereof from the Escrow Parties, Escrow Agent shall distribute to the Escrow Parties entitled thereto the amount of such Open Claim in accordance with the resolution thereof.

4.           Interest; Tax Liabilities. All interest earned on the Escrow Funds (“Interest”) shall be held as Escrow Funds for the benefit of Seller, and Seller shall be solely responsible for the reporting of the Interest on its applicable tax returns and the payment of any tax liability attributable thereto.  Seller’s tax identification number is 13-2643042.  Seller shall provide Escrow Agent with a substitute Form W-9 on the date hereof and indicate thereon that it is not subject to backup withholding on income earned on any amount received hereunder.

5.           Escrow Agent’s Duties and Termination Thereof.

(a)         Each Escrow Party agrees that Escrow Agent’s duties hereunder shall be entirely administrative and that Escrow Agent is acting solely to accommodate the parties and that, provided Escrow Agent acts in good faith (including, at the option of Escrow Agent, acting in accordance with the opinion of such counsel as Escrow Agent may retain hereunder), Escrow Agent shall have no liability to any other Escrow Party as the result of any action Escrow Agent may take or omit to take hereunder.  As a condition to the disbursement of the Total Escrow or any part thereof, Escrow Agent may require a receipt from each person receiving the Total Escrow or any part thereof.  Upon the complete distribution of the Total Escrow, this Agreement shall terminate and Escrow Agent shall be discharged from any liability arising from its execution or performance of this Agreement, and if so requested by Escrow Agent, each Escrow Party shall provide to Escrow Agent a written release in form and content satisfactory to Escrow Agent.

(b)         Escrow Agent shall not be responsible or liable for the performance of any party under the Asset Purchase Agreement, this Agreement or any other agreement, or for the completeness, accuracy or correctness of any document or transaction between or among any of the parties.  Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement or performance or to appear in, prosecute or defend any action or legal proceeding in connection herewith.

(c)         In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Funds which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall, without liability of any kind, be entitled to hold the Escrow Funds pending the resolution of such uncertainty to Escrow Agent’s sole satisfaction, by final order or judgment of a court of competent jurisdiction, or Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the Escrow Funds with the clerk of the Federal District Court in the Southern District of New York or with the clerk of any other court of competent jurisdiction.

(d)         Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any other agreement (whether or not Escrow Agent has knowledge thereof).

6.           Reliance Upon Documents.  Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, document, instrument, certificate, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.  Escrow Agent shall be entitled to any and all proofs with respect to any and all facts and to any and all acknowledgements and indemnification it desires before releasing from escrow and disbursing the Total Escrow or any part thereof. Escrow Agent shall not be obligated to make any inquiry as to the truth of the information in any such notice, document, instrument, certificate, instruction or request or as to the authority, capacity, existence or identity of any person purporting to have executed any such notice, document, instrument, certificate, instruction or request or to have made any such signature or purporting to give any such notice or instructions.

7.           Retention of Counsel; Legal Fees; Counsel.  If, in the sole opinion of Escrow Agent, it requires counsel (which may include itself) in connection with this Agreement, Escrow Agent shall retain such counsel, without notification to, or the approval of, any of the parties to this Agreement.  Seller and Purchaser shall be jointly and severally liable for the fees and expenses of such counsel in accordance with Section 8 hereof.  In the event Escrow Agent retains counsel because of a dispute between or among any of the parties to this Agreement, upon resolution thereof, Escrow Agent and the prevailing party shall be fully reimbursed by any other party for its share of said fees and expenses. The participation of Graubard Miller as Escrow Agent is being undertaken as an accommodation to the parties hereto, and shall in no way hinder or limit the present or future ability of Graubard Miller to act as counsel to any Escrow Party or any of their affiliates with respect to any matter including, but not limited to, disputes between or among any of the parties to this Agreement with regard to this Agreement or otherwise.  Without limitation on the foregoing, the parties (i) recognize that Graubard Miller represents Seller with regard to this Agreement, the Letter, the Asset Purchase Agreement and in other matters and may continue to do so while serving as Escrow Agent, and (ii) waive any conflicts that may arise from such representation.

8.           Indemnification.  Seller and Purchaser, jointly and severally, hereby indemnifies Escrow Agent, its members, agents and employees (collectively the “Escrow Indemnified Parties”) against, and holds them harmless from, and shall pay and reimburse Escrow Agent for, any and all loss, liability, cost, damage and expense, including, without limitation, costs of investigation and counsel fees and expenses which any of the Escrow Indemnified Parties may suffer or incur by reason of any action, claim or proceeding brought against any of the Escrow Indemnified Parties, arising out of or relating in any way to this Agreement or the Letter, or any transaction to which this Agreement or the Letter relates, other than any action, claim or proceeding resulting from the bad faith of such Escrow Indemnified Party.  The provisions of this paragraph shall survive the termination of this Agreement.

9.           Escrow Agent’s Fees and Expenses. Escrow Agent shall not be entitled to compensation for its services hereunder, but Purchaser shall reimburse Escrow Agent, upon demand, for its costs incurred acting hereunder, including but not limited to bank fees (“Expenses”). Escrow Agent shall have a lien on the Total Escrow for payment of its Expenses.  Any outstanding Expenses which are not paid prior to the earlier of release of any Escrow Funds or thirty (30) days after the invoice date may be deducted from the Escrow Funds.

10.         Resignation of Escrow Agent.  Without liability to any Escrow Party, Escrow Agent at any time may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation, specifying the date when such resignation shall take effect, which date shall be at least ten (10) days after the date of such notice.  In the event Escrow Agent delivers a notice of resignation, its only duty shall be to hold and dispose of the Total Escrow in accordance with the original provisions of this Agreement until a successor Escrow Agent shall be appointed by Seller and Purchaser within the time period specified above.  A written notice of the name and address of such successor escrow agent shall be given to Escrow Agent by Seller and Purchaser, whereupon Escrow Agent’s only duty shall be to turn over to the successor escrow agent the Total Escrow, in accordance with the written instructions jointly signed by Seller and Purchaser. In the event that a successor escrow agent shall not have been appointed and Escrow Agent shall not have turned over to the successor escrow agent the Total Escrow within the time period specified above, Escrow Agent may deposit the Total Escrow with the clerk of the federal district court in the Southern District of New York or with the clerk of any other court of competent jurisdiction, at which time Escrow Agent’s duties hereunder shall terminate.  Provided Escrow Agent shall have acted in good faith, and upon the execution and delivery by Escrow Agent of any documents necessary to substitute a successor escrow agent as the holder of the Total Escrow, Escrow Agent shall, upon its resignation, receive a written release from Seller and Purchaser and successor escrow agent, in form and content satisfactory to Escrow Agent.

11.         Notices.  All notices and other communications hereinafter shall be in writing and be deemed to have been duly given if delivered personally, by recognized overnight courier service or by telecopy (confirmed by first class mail).  Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed; in the case of those by overnight courier, deemed to have been given when deposited with the overnight courier; and in the case of a telecopy, when confirmed.  Notices shall be provided to addresses and facsimiles set forth below:

If to Seller:

Frederick’s of Hollywood Group Inc.
1115 Broadway
New York, New York 10010
Attention:	Marci J. Frankenthaler, General Counsel
Facsimile:	212-798-4893
Email:	marcif@fohgroup.com

With a copy (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174
Attention:	David Alan Miller, Esq.
Facsimile:	212-818-8881
Email:	dmiller@graubard.com

If to Escrow Agent:

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174
Attention:	David Alan Miller, Esq.
Facsimile:	212-818-8881
Email:	dmiller@graubard.com

If to Purchaser:

Dolce Vita Intimates LLC
1000 First Street
Harrison, New Jersey 07029
Attention:	Jack Thekkekara, President
Facsimile:	(973) 482-8485
Email:	jackt@dolcevitaintimates.com

With a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Facsimile:	(212) 478-7400
Attention:	James Kardon, Esq.

12.         Integration; Amendment.  This Agreement represents the entire agreement among the parties hereto with respect to the subject hereof and may only be amended or supplemented in a writing and signed by all the parties hereto.  Except as set forth in this Agreement, no party relies upon any representation or other statement made in connection with this Agreement or the subject matter hereof.

13.         Applicable Law.  This Agreement shall be construed and enforced in accordance with the law of the State of New York, without application of the principles of conflicts of laws.

14.         Binding Effect; Authority.  This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and shall inure to the benefit of the parties hereto.  Any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Funds shall be void as against Escrow Agent unless written notice thereof shall be given to Escrow Agent.  Each corporate party represents and warrants that it (i) has the requisite corporate power and authority to execute, deliver and perform the Agreement and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform the Agreement.

15.         Construction.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.  The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions thereof.

16.         Counterparts.  This Agreement may be executed in counterparts and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original and, when taken together with the other signed counterparts, shall constitute one agreement which shall be binding upon and effective as to all parties.

17.         No Third Party Beneficiaries.  A person who is not a party to this Agreement has no rights hereunder and no right to enforce any term of this Agreement.  For the avoidance of doubt, the parties hereto may agree to terminate this Agreement or vary any of its terms without the consent of any third party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Graubard Miller, as Escrow Agent		FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Jeffrey Gallant	By:	/s/ Thomas Rende
Name: Jeffrey Gallant		Name: Thomas Rende
Title: Partner		Title: Chief Financial Officer

DOLCE VITA INTIMATES LLC

		By:	/s/ Jack Thekkekara
Name: Jack Thekkekara
Title: Managing Member

Signature Page to Escrow Agreement